Filed Pursuant to Rule 424(b)(2)
Registration No. 333-271881

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated October 29, 2025
 PRELIMINARY PRICING SUPPLEMENT dated October 29, 2025
(To Product Supplement No. 2 dated June 30, 2023
Prospectus Supplement dated May 12, 2023
and Prospectus dated May 12, 2023)

Jefferies Financial Group Inc. Medium-Term Notes, Series A

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

■     Linked to the lowest performing of the common stock of Lockheed Martin Corporation, the common stock of The Boeing Company and the common stock of General Dynamics Corporation (each referred to as an “Underlying Stock”)
■     Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price
■     Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that quarter is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its threshold price, you will not receive any contingent coupon on the related contingent coupon payment date. However, if the stock closing price of the lowest performing Underlying Stock on one or more calculation days is less than its threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing Underlying Stock on that subsequent calculation day is greater than or equal to its threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The threshold price for each Underlying Stock is equal to 70% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 12.70% per annum
■     Automatic Call.  If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from April 2026 to July 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments
■     Potential Loss of Principal.  If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities.
■     If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its stock closing price on the final calculation day is less than its threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends on any Underlying Stock
■    Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably
■      All payments on the securities are subject to our credit risk, and you will have no ability to pursue any Underlying Stock for payment; if we default on our obligations under the securities, you could lose some or all of your investment
■      No exchange listing; designed to be held to maturity

We estimate that the value of each security on the pricing date will be approximately $951.20, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement. See “Estimated Value of the Securities” in this pricing supplement.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.
The securities are senior unsecured obligations of Jefferies Financial Group Inc. and, accordingly, all payments are subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)(2)	Proceeds to the Issuer

Per Security	$1,000.00	$23.25	$976.75
Total
(1)
Jefferies LLC and Wells Fargo Securities, LLC are the agents for the distribution of the securities and are acting as principal.  See “Terms of the Securities—Agents” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)
In respect of certain securities sold in this offering, Jefferies LLC, the broker-dealer subsidiary of Jefferies Financial Group Inc., may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Jefferies	Wells Fargo Securities

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Terms of the Securities

Issuer:	Jefferies Financial Group Inc.
Underlying Stocks:
The common stock of Lockheed Martin Corporation (Bloomberg ticker: LMT), the common stock of The Boeing Company (Bloomberg ticker: BA) and the common stock of General Dynamics Corporation (Bloomberg ticker: GD) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date*:	October 31, 2025
Issue Date*:	November 5, 2025
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment (with Memory Feature):
On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the stock closing price of the lowest performing Underlying Stock on one or more calculation days is less than its threshold price and, on a subsequent calculation day, the stock closing price of the lowest performing Underlying Stock on that subsequent calculation day is greater than or equal to its threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).
If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its threshold price and the stock closing price of the lowest performing Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than its threshold price, you will not receive the unpaid contingent coupon payments in respect of those calculation days. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “-Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 12.70% per annum.
Automatic Call:
If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from April 2026 to July 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:
Quarterly, on the 30th of each January, April, July and October, commencing January 2026 and ending July 2028, and the final calculation day, each subject to postponement as described below under “-Market Disruption Events and Postponement Provisions.” We refer to October 30, 2028 as the “final calculation day.”

PRS-2

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable).
Stated Maturity Date*:	November 2, 2028, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any, and any previously unpaid contingent coupon payments, if otherwise payable). The “maturity payment amount” per security will equal:

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its threshold price: $1,000; or
•    if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:
$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 30%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if the ending price of that Underlying Stock is less than its threshold price.

Lowest Performing Underlying Stock:	For any calculation day, the “lowest performing Underlying Stock” will be the Underlying Stock with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Stock Closing Price:
With respect to each Underlying Stock, stock closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Starting Price:
With respect to the common stock of Lockheed Martin Corporation: $         , its stock closing price on the pricing date.
With respect to the common stock of The Boeing Company: $           , its stock closing price on the pricing date.
With respect to the common stock of General Dynamics Corporation: $         , its stock closing price on the pricing date.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day.
Threshold Price:
With respect to the common stock of Lockheed Martin Corporation: $         , which is equal to 70% of its starting price.
With respect to the common stock of The Boeing Company: $           , which is equal to 70% of its starting price.
With respect to the common stock of General Dynamics Corporation: $         , which is equal to 70% of its starting price.

PRS-3

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Market Disruption Events and Postponement Provisions:
Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed, and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Jefferies Financial Services Inc. (“JFSI”), a wholly owned subsidiary of Jefferies Financial Group Inc.
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

Agents:
Jefferies LLC and Wells Fargo Securities, LLC (“WFS”) are the agents for the distribution of the securities. The agents will receive an agent discount of up to $23.25 per security. The agents may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, Jefferies LLC may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
The agents and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities.  If the agents or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	47233YQN8

*
To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. 2 dated June 30, 2023, the prospectus supplement dated May 12, 2023 and the prospectus dated May 12, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
As used in this pricing supplement, “we,” “us” and “our” refer to Jefferies Financial Group Inc., unless the context requires otherwise.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. 2 dated June 30, 2023:
https://www.sec.gov/Archives/edgar/data/96223/000114036123032428/brhc20055267_424b2.htm
•	Prospectus Supplement dated May 12, 2023 and Prospectus dated May 12, 2023:
https://www.sec.gov/Archives/edgar/data/96223/000114036123024421/ny20009069x3_424b2.htm

PRS-5

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Estimated Value of the Securities
The face amount of each security is $1,000.  The original issue price will equal 100% of the face amount per security.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original offering price.  We estimate that the value of each security on the pricing date will be approximately $953.70, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.
Valuation of the Securities
Jefferies LLC calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models at that time. Jefferies LLC’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). In calculating the estimated value of the derivative component, Jefferies LLC estimated future cash flows based on a proprietary derivative-pricing model that is in turn based on various inputs, including the factors described under “Selected Risk Considerations—The estimated value of the securities was determined for us by our subsidiary using proprietary pricing models” below. These inputs may be market-observable or may be based on assumptions made by Jefferies LLC in its discretionary judgment. Estimated cash flows on the bond and derivative components were discounted using a discount rate based on our internal funding rate.
The estimated value of the securities is a function of the terms of the securities and the inputs to Jefferies LLC’s proprietary pricing models.  The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects uncertainty on the date of this preliminary pricing supplement about the inputs to Jefferies LLC’s proprietary pricing models on the pricing date.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modification to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.
The relationship between the estimated value on the pricing date and the secondary market price of the securities
The price at which the agents or any of their respective affiliates purchase the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the Underlying Stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as a bid-offer spread that would be charged in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.
The agents and/or their respective affiliates may, but are not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

PRS-6

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
◾
seek an investment with contingent coupon payments at a rate of at least 12.70% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the applicable calculation day is greater than or equal to 70% of its starting price;

◾
understand that if the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 30%, and possibly all, of the face amount at stated maturity;

◾	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
◾	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
◾
understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of the better performing Underlying Stocks;

◾	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
◾	understand and are willing to accept the full downside risks of each Underlying Stock;
◾	are willing to forgo participation in any appreciation of any Underlying Stock and dividends on the Underlying Stocks; and
◾	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;
◾	require full payment of the face amount of the securities at stated maturity;
◾	seek a security with a fixed term;
◾
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◾	are unwilling to accept the risk that the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 30% from its starting price;
◾	seek the certainty of current income over the term of the securities;
◾	seek exposure to the upside performance of any or each Underlying Stock;
◾
seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;

◾	are unwilling to accept the risk of exposure to the Underlying Stocks;
◾	are unwilling to accept our credit risk; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “The Underlying Stocks” below.

PRS-7

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related calculation day.
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock with the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).
Step 2: Determine whether a contingent coupon (including any previously unpaid contingent coupon payments) is paid on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

PRS-8

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any, any previously unpaid contingent coupon payments, if otherwise payable) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day. The performance factor of an Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).
Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock, as follows:

PRS-9

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding any final contingent coupon payment and any previously unpaid contingent coupon payments) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-10

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.
If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the value of the lowest performing Underlying Stock from its starting price (expressed as a percentage of its starting price). The threshold price for each Underlying Stock is 70% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 30.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any protection if the value of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the value of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its threshold price. The threshold price for each Underlying Stock is 70% of its starting price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive a previously unpaid Contingent Coupon Payment on a subsequent Contingent Coupon Payment Date if and only if the stock closing price of the Lowest Performing Underlying Stock on the related Calculation Day is greater than or equal to its Coupon Barrier. However, if the stock closing price of the Lowest Performing Underlying Stock on a Calculation Day is less than its Coupon Barrier and the stock closing price of the Lowest Performing Underlying Stock on each subsequent Calculation Day up to and including the Final Calculation Day is less than its Coupon Barrier, you will not receive the unpaid Contingent Coupon Payments in respect of those Calculation Days. If the stock closing price of the lowest performing Underlying Stock is less than its threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.
You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks.
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close at or above its respective threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and at or above its respective threshold price on the final

PRS-11

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.
You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock.
Even though you will be fully exposed to a decline in the value of the lowest performing Underlying Stock on the final calculation day if its ending price is below its threshold price, you will not participate in any increase in the value of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlying Stock.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of at least one Underlying Stock will be less than its threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Ability To Receive Further Payment On The Securities.
The securities are subject to a potential automatic call. If your securities are automatically called early, the term of the securities may be reduced to as short as approximately six months. The securities will be automatically called if, on any calculation day from April 2026 to July 2028, inclusive, the stock closing price of the lowest performing Underlying Stock is greater than or equal to its starting price. If the securities are automatically called, you will be entitled to receive the face amount plus a final contingent coupon payment, and no further amounts will be payable with respect to the securities. In this case, you will lose the opportunity to receive payment of any contingent coupon payments that otherwise would be payable after the date of the automatic call. If the securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.
A Contingent Coupon Payment Date, A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.
A calculation day (including the final calculation day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated

PRS-12

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.
The Tax Consequences Of An Investment In Your Securities Are Uncertain.
The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.
The Internal Revenue Service (“IRS”) announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the IRS may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – U.S. Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.
Risks Relating To An Investment In Our Debt Securities, Including The Securities
The Securities Are Subject To Our Credit Risk.
The securities are our obligations and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any Underlying Stock for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of The Securities On The Pricing Date, Based On Jefferies LLC Proprietary Pricing Models At That Time And Our Internal Funding Rate, Will Be Less Than The Original Offering Price.
The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the original offering price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our subsidiaries in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to Jefferies LLC or other of our subsidiaries in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.
The Estimated Value Of The Securities Was Determined For Us By Our Subsidiary Using Proprietary Pricing Models.
Jefferies LLC derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models at that time.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the Underlying Stocks.  Jefferies LLC’s views on these inputs and assumptions may differ from your or others’ views, and as an agent in this offering, Jefferies LLC’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our subsidiaries may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modifications to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a

PRS-13

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate.
The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities.  Our internal funding rate is generally lower than our secondary market rate, which is the rate that Jefferies LLC will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not the same as the interest that is payable on the securities.
Because there is not an active market for traded instruments referencing our outstanding debt obligations, Jefferies LLC determines our secondary market rate based on the market price of traded instruments referencing our debt obligations, but subject to adjustments that Jefferies LLC makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our creditworthiness as adjusted for discretionary factors such as Jefferies LLC’s preferences with respect to purchasing the securities prior to maturity.
The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS, Jefferies LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the original offering price.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period.  WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.  If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current value of the Underlying Stocks, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: Underlying Stock performance of each Underlying Stock; interest rates; volatility of the Underlying Stocks; correlation among the Underlying Stocks; time remaining to maturity; and dividend yields on the Underlying Stocks.  When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have been paid, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underlying Stocks.  Because numerous factors are expected to affect the value of the securities, changes in the values of the Underlying Stocks may not result in a comparable change in the value of the securities.

PRS-14

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agents and/or their respective affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agents are willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Risks Relating To The Underlying Stocks
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of Each Underlying Stock And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underlying Stocks. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of An Underlying Stock Should Not Be Taken As An Indication Of The Future Performance Of Such Underlying Stock During The Term Of The Securities.
•	We Cannot Control Actions By The Underlying Stock Issuer of any Underlying Stock.
•	We And Our Subsidiaries Have No Affiliation With The Underlying Stock Issuer of any Underlying Stock And Have Not Independently Verified Its Public Disclosure Of Information.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than an Original Underlying Stock Issuer.
•	You Have Limited Anti-dilution Protection.

Risks Relating To Conflicts Of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities.  In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our subsidiaries or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.  Our subsidiaries or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
•
The calculation agent is our subsidiary and may be required to make discretionary judgments that affect the return you receive on the securities.  JFSI, a wholly owned subsidiary of Jefferies Financial Group Inc., will be the calculation agent for the securities.  As calculation agent, JFSI will determine any values of the Underlying Stocks and make any other determinations necessary to calculate any payments on the securities. In making these determinations, JFSI may be required to make discretionary judgments that may adversely affect any payments on the securities.  See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that JFSI is our subsidiary may cause it to have economic interests that are adverse to your interests as an investor in the securities, and JFSI’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our subsidiaries or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of An Underlying Stock.

PRS-15

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

•	Business activities of our subsidiaries or any participating dealer or its affiliates with the Underlying Stock Issuer Of Any Underlying Stock may adversely affect the value of such Underlying Stock.
•	Hedging activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of An Underlying Stock.
•	Trading activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the value of An Underlying Stock.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the notes to you.

PRS-16

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and any contingent coupon payment(s) received on the call settlement date.
If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding any final contingent coupon payment and any previously unpaid contingent coupon payments). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).
Hypothetical performance factor of lowest performing Underlying Stock on final calculation day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

PRS-17

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 12.70% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of 100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1 on hypothetical calculation day #1. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	Common stock of Lockheed Martin Corporation	Common stock of The Boeing Company	Common stock of General Dynamics Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #1:	$90.00	$95.00	$80.00
Hypothetical threshold price:	$70.00	$70.00	$70.00
Performance factor (stock closing price on hypothetical calculation day #1 divided by starting price):	90.00%	95.00%	80.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #1.
In this example, the common stock of General Dynamics Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #1.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #1 is greater than or equal to its threshold price, you would receive a contingent coupon payment on the applicable contingent coupon payment date. However, because the hypothetical stock closing price of the lowest performing Underlying Stock is less than its starting price, the securities would not be automatically called. The contingent coupon payment would be equal to $31.75 per security, determined as follows: (i) $1,000 multiplied by 12.70% per annum divided by (ii) 4, rounded to the nearest cent.
Example 2 on hypothetical calculation day #2. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

PRS-18

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

	Common stock of Lockheed Martin Corporation	Common stock of The Boeing Company	Common stock of General Dynamics Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #2:	$50.00	$105.00	$102.00
Hypothetical threshold price:	$70.00	$70.00	$70.00
Performance factor (stock closing price on hypothetical calculation day #2 divided by starting price):	50.00%	105.00%	102.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #2.
In this example, the common stock of Lockheed Martin Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #2.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2 is less than its threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on hypothetical calculation day #2 are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #2. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.
Example 3 on hypothetical calculation day #3. The stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.
	Common stock of Lockheed Martin Corporation	Common stock of The Boeing Company	Common stock of General Dynamics Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on hypothetical calculation day #3:	$115.00	$105.00	$115.00
Hypothetical threshold price:	$70.00	$70.00	$70.00
Performance factor (stock closing price on hypothetical calculation day #3 divided by starting price):	115.00%	105.00%	115.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on hypothetical calculation day #3.
In this example, the common stock of The Boeing Company has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on hypothetical calculation day #3.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical stock closing price of the lowest performing Underlying Stock on hypothetical calculation day #3 is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the applicable contingent coupon payment date, which is also referred to as the call settlement date. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, investors in the securities could also receive the previously unpaid contingent coupon payment on the related contingent coupon payment date. On the call settlement date, you would receive $1,063.50 per security.
You will not receive any further payments after the call settlement date.

PRS-19

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or threshold price. The hypothetical starting price of 100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):
	Common stock of Lockheed Martin Corporation	Common stock of The Boeing Company	Common stock of General Dynamics Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$115.00	$115.00	$110.00
Hypothetical threshold price:	$70.00	$70.00	$70.00
Performance factor (stock closing price on calculation day divided by starting price):	115.00%	115.00%	110.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of General Dynamics Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.
Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than its threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):
	Common stock of Lockheed Martin Corporation	Common stock of The Boeing Company	Common stock of General Dynamics Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$80.00	$85.00	$95.00
Hypothetical threshold price:	$70.00	$70.00	$70.00
Performance factor (stock closing price on calculation day divided by starting price):	80.00%	85.00%	95.00%

PRS-20

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of Lockheed Martin Corporation has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price, but not by more than 30%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its threshold price, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.
Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payments:

	Common stock of Lockheed Martin Corporation	Common stock of The Boeing Company	Common stock of General Dynamics Corporation
Hypothetical starting price:	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$105.00	$45.00	$110.00
Hypothetical threshold price:	$70.00	$70.00	$70.00
Performance factor (stock closing price on calculation day divided by starting price):	105.00%	45.00%	110.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.
In this example, the common stock of The Boeing Company has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.
Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 30%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you would not receive a final contingent coupon payment (including any previously unpaid contingent coupon payments) on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective threshold price.
To the extent that the starting price, threshold price  and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

The Underlying Stocks
All disclosures contained in this pricing supplement regarding the Underlying Stocks and the applicable Underlying Stock Issuers have been derived from publicly available sources.  Because the Underlying Stock Issuers are registered under the Securities Exchange Act of 1934, the Underlying Stock Issuers are required to periodically file certain financial and other information specified by the Securities and Exchange Commission (SEC). Information provided to or filed with the SEC by the Underlying Stock Issuers can be located through the SEC’s web site at sec.gov by reference to the CIK number set forth below. None of us, the calculation agent, Jefferies LLC or any of our other subsidiaries makes any representation to you as to the future performance of the Underlying Stocks.  You should make your own investigation into the Underlying Stocks.
This pricing supplement relates only to the offering of the securities and does not relate to any offering of the Underlying Stocks or any other securities of the Underlying Stock Issuers. None of us, Jefferies LLC, WFS or any of our or their respective subsidiaries or affiliates has made any due diligence inquiry with respect to the Underlying Stock Issuers in connection with the offering of the securities. None of us, Jefferies LLC, WFS or any of our or their respective subsidiaries or affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Stock Issuers and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this pricing supplement, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading price of the Underlying Stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Underlying Stock Issuers could affect the price of the Underlying Stocks and therefore could affect your return on the securities. The selection of the Underlying Stocks is not a recommendation to buy or sell the Underlying Stocks.
Lockheed Martin Corporation
Lockheed Martin Corporation is a global security company that primarily researches, designs, develops, manufactures, and integrates advanced technology products and services. The company businesses span space, telecommunications, electronics, information and services, aeronautics, energy, and systems integration. The company operates worldwide. This Underlying Stock trades on the New York Stock Exchange under the symbol "LMT". The Underlying Stock Issuer’s CIK number is 0000936468 and its SEC file number is 001-11437.
Historical Information
We obtained the closing prices of LMT in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing prices of LMT for the period from January 1, 2018 to October 24, 2025. The closing price on October 24, 2025 was $485.41. The historical performance of LMT should not be taken as an indication of the future performance of LMT during the term of the securities.

PRS-22

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

The Boeing Company
The Boeing Company, together with its subsidiaries, develops, produces, and markets commercial jet aircraft, as well as provides related support services to the commercial airline industry worldwide. The company also researches, develops, produces, modifies, and supports information, space, and defense systems, including military aircraft and space and missile systems. This Underlying Stock trades on the New York Stock Exchange under the symbol “BA.” The Underlying Stock Issuer's CIK number is 0000012927 and its SEC file number is 001-00442.
Historical Information
We obtained the closing prices of BA in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing prices of BA for the period from January 1, 2018 to October 24, 2025. The closing price on October 24, 2025 was $221.35. The historical performance of BA should not be taken as an indication of the future performance of BA during the term of the securities.

PRS-23

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

General Dynamics Corporation
General Dynamics Corporation is a diversified defense company. The company offers a broad portfolio of products and services in business aviation, combat vehicles, weapons systems, munitions, shipbuilding design and construction, information systems, and technologies. This Underlying Stock trades on the New York Stock Exchange under the symbol "GD". The Underlying Stock Issuer's CIK number is 0000040533 and its SEC file number is 001-03671.
Historical Information
We obtained the closing prices of GD in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing prices of GD for the period from January 1, 2018 to October 24, 2025. The closing price on October 24, 2025 was $350.77. The historical performance of GD should not be taken as an indication of the future performance of GD during the term of the securities.

PRS-24

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying product supplement.
The following section is the opinion of Sidley Austin LLP, our counsel. In addition, it is the opinion of Sidley Austin LLP that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.
This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
■	a dealer in securities or currencies;
■	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
■	a bank;
■	a life insurance company;
■	a tax exempt organization;
■	a partnership;
■	a regulated investment company;
■	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
■	a common trust fund;
■	a person that owns a security as a hedge or that is hedged against interest rate risks;
■	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
■	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.
Although this section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

 You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders
This section applies to you only if you are a U.S. Holder that holds your securities as a capital asset for tax purposes. You are a “U.S. Holder” if you are a beneficial owner of each of your securities and you are:
■	a citizen or resident of the United States;
■	a domestic corporation;
■	an estate whose income is subject to U.S. federal income tax regardless of its source; or
■
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment
You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income bearing pre-paid derivative contracts in respect of the Underlying Stocks. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.
Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.
Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.
We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If any Underlying Stock Issuer were so treated, certain adverse U.S. federal

PRS-25

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

income tax consequences could possibly apply to a U.S. Holder of the securities. You should refer to information filed with the SEC by each Underlying Stock Issuer and consult your tax advisor regarding the possible consequences to you, if any, if any Underlying Stock Issuer is or becomes a PFIC.
No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
Alternative Treatments
There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.
If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.
If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.
It is possible that your securities could be treated in the manner described above, except that (1) any gain or loss that you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary income or loss or (2) you should not include the contingent coupon payment, if any, in income as you receive them but instead you should reduce your basis in your securities by the amount of the contingent coupon payment you receive. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.
It is also possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.
Possible Change in Law
On December 7, 2007, the IRS released a notice stating that the IRS and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate.
Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

PRS-26

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

Backup Withholding and Information Reporting
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement. Please see the discussion under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:
■	a nonresident alien individual;
■	a foreign corporation; or
■	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.
The term “Non-U.S. Holder” does not include any of the following holders:
■
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

■	certain former citizens or residents of the United States; or
■	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.
Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We or our agents, including WFS, will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-U.S. Holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an IRS Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.
“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation —Non-U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we or the applicable withholding agent intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation —Non-U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we or the applicable withholding agent will withhold tax at the applicable statutory

PRS-27

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective Non-U.S. Holders of the securities should consult their tax advisors in this regard.
Furthermore, on December 7, 2007, the IRS released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.
We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Code. If any Underlying Stock Issuer were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a Non-U.S. Holder of the securities. You should refer to information filed with the SEC by each Underlying Stock Issuer and consult your tax advisor regarding the possible consequences to you, if any, if any Underlying Stock Issuer is or becomes a USRPHC.
In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive in respect of any coupon payment or upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we or the applicable withholding agent may be required to withhold such taxes if any U.S.-source dividends are paid on the Underlying Stocks during the term of the securities. We could also require you to make certifications (e.g., an applicable IRS Form W-8) prior to making any payments in respect of any coupon payment or any payment upon the maturity of the securities in order to avoid or minimize withholding obligations, and we or the applicable withholding agent could withhold accordingly (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. Accordingly, the IRS could challenge our determination and assert that withholding is required in respect of your securities. In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest or FDAP income as subject to FATCA withholding. However, under recently proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the securities.

PRS-28

Market Linked Securities— Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Lockheed Martin Corporation, the Common Stock of The Boeing Company and the Common Stock of General Dynamics Corporation due November 2, 2028

LEGAL MATTERS
The validity of the securities is being passed on for us by Sidley Austin LLP, New York, New York.

PRS-29